                                                                   EXHIBIT 23.12


                                    CONSENT


     In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned consents to being named in this Registration Statement on Form S-1 as a person who is about to become a director of Work International Corporation.

June 26, 1998

                                                  /s/ Thomas A. Hanley, Jr.
                                                  -----------------------------
                                                      THOMAS A. HANLEY, JR.